UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 6, 2011

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Weingarten Realty Investors is filing this Form 8-K to update our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 1, 2011, for discontinued operations that have resulted from dispositions of real estate assets during the period from January 1, 2011 through June 30, 2011 in accordance with accounting principles generally accepted in the United States of America. This Current Report on Form 8-K updates the information in Items 1, 2, 6, 7 and 8 of our Form 10-K for the year ended December 31, 2010 to reflect those properties as discontinued operations for comparison purposes.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2010, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

Item 9.01.   Financial Statements and Exhibits.

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1

Item 1. Business, Item 2. Properties, Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and Item 8. Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/Chief Accounting Officer
(Principal Accounting Officer)

INDEX TO EXHIBITS

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1

Item 1. Business, Item 2. Properties, Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and Item 8. Financial Statements and Supplementary Data.

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